Press Release

www.shire.com

First quarter 2009 results date notification – April 30, 2009

April 20, 2009 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, will announce first quarter 2009 earnings on Thursday April 30, 2009.

Results press release will be issued at:	12:00 BST / 07:00 EDT

Investor conference call time:	14:30 BST / 09:30 EDT

Live conference call for investors:
Angus Russell, Chief Executive Officer and Graham Hetherington, Chief Financial Officer will host the investor and analyst conference call at 14:30 BST/9:30 EDT.

The details of the conference call are as follows:

UK dial in:	0808 100 5150

US dial in:	1 866 804 8688 or 1 718 354 1175

International dial in:	+44 (0) 1296 480 100

Password/Conf ID:	228 831

Live Webcast:	http://www.shire.com/shire/InvestorRelations/index.jsp?tn=2

Replay:
A replay of the presentation will be available for two weeks by phone and by webcast for one year.  Details can be found on our Investor Relations website http://www.shire.com/shire/InvestorRelations/index.jsp?tn=2 ..

For further information please contact:

Investor Relations	Souheil Salah (Rest of the World)	+44 1256 894 160

	Ricki Greenwood (North America)	+1 484 595 8517

Notes to editors

SHIRE PLC
Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX